Exhibit 99.2
Unaudited Financial Statements of Regional Enterprizes, Inc. for the
nine months ended July 27, 2007 and July 31, 2006
The unaudited balance sheet as of July 27, 2007 and the statements of income for the nine months ended July 27, 2007 and July 31, 2006 and the unaudited statements of cash flows for the nine months ended July 27, 2007 and July 31, 2006, have been prepared by Rio Vista without audit. In the opinion of management, the unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the unaudited financial position of Regional Enterprizes, Inc. as of July 27, 2007, the unaudited results of income for the nine months ended July 27, 2007 and July 31, 2006 and the unaudited statements of cash flows for the nine months ended July 27, 2007 and July 31, 2006.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities Exchange Commission, although Rio Vista believes that the disclosures made are adequate to make the information not misleading. These unaudited financial statements should be read in conjunction with the audited financial statements of Regional Enterprizes, Inc. included elsewhere herein this Form 8-K/A.

Regional Enterprizes, Inc.
BALANCE SHEETS
(Unaudited)
ASSETS

July 27,
2007
Current Assets
Cash	$3,071,000
Trade accounts receivable (less allowance for doubtful accounts of $0)	1,407,000
Receivables from employees	42,000
Insurance receivable	—
Prepaid expenses	539,000
Deferred tax assets	—

Total current assets	5,059,000
Property, plant and equipment – net	3,195,000

Total assets	$8,254,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
BALANCE SHEETS — CONTINUED
(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

July 27,
2007
Current Liabilities
Trade accounts payable	$272,000
Accrued payroll and payroll tax	879,000
Income taxes payable	383,000
Accrued employee benefit plan	141,000
Other accrued expenses	43,000
Deferred income tax	1,430,000

Total current liabilities	3,148,000
Deferred income tax – noncurrent	—
Commitments and contingencies	—
Stockholders’ Equity
Common stock-$10 par value, 10,000 shares authorized and outstanding; 1,100 shares voting and 8,900 shares non-voting	100,000
Retained earnings	5,006,000

Total stockholders’ equity	5,106,000

Total liabilities and stockholders’ equity	$8,254,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	July 27,	July 31,
	2007	2006
Revenues	$4,114,000	$780,000
Revenues from rental income	631,000	4,680,000

	4,745,000	5,460,000
Cost of goods sold	3,213,000	3,165,000

Gross profit	1,532,000	2,295,000
Selling, general and administrative expenses	697,000	1,661,000
(Gain) loss on sale of assets	(2,000)	(48,000)

	695,000	1,631,000

Operating income	837,000	682,000
Other income (expense)
Interest income	105,000	103,000
Other expenses	—	(70,000)

Income from before taxes	942,000	715,000
Provision for income taxes	362,000	274,000

Net income	$580,000	$441,000

Net income per common share	$58.00	$44.10

Weighted average common shares outstanding	10,000	10,000

The accompanying notes are an integral part of these statements.

Regional Enterprizes, Inc.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	July 27,	July 31,
	2007	2006
Cash flows from operating activities:
Net income	$580,000	$441,000
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	436,000	421,000
Gain on sale of assets	(2,000)	(48,000)
Changes in current assets and liabilities:
Trade accounts receivable	197,000	(417,000)
Receivables from employees	17,000	514,000
Insurance receivable	—	381,000
Prepaid expenses	340,000	47,000
Supplies on hand	—	(172,000)
Deferred tax asset	358,000	—
Trade accounts payable	(332,000)	(9,000)
Accrued payroll and payroll tax	(1,048,000)	(88,000)

Accrued employee benefit plan	(154,000)	(57,000)
Other accrued liabilities	51,000	189,000
Income taxes payable	(436,000)	117,000
Deferred income tax payable	(121,000)	—

Net cash provided by operating activities	(114,000)	1,319,000

Cash flows from investing activities:
Capital expenditures	(92,000)	(336,000)
Proceeds from the sale of assets	33,000	61,000

Net cash used in investing activities	(59,000)	(275,000)

Cash flows from financing activities:
Dividends paid	(2,900,000)	—

Net cash used in financing activities	(2,900,000)	—

Net increase in cash	(3,073,000)	(1,044,000)

Cash at beginning of period	3,661,000	2,027,000

Cash at end of period	$588,000	$3,071,000

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$584,600	$146,000

The accompanying notes are an integral part of these statements.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
NOTE A — ORGANIZATION
The principal business of Regional Enterprizes, Inc., a Virginia corporation (Regional) is storage, transportation and railcar transloading of bulk liquids, including chemical and petroleum products, owned by its customers. Regional’s principal facilities are located on the James River in Hopewell, Virginia, where it receives bulk chemicals and petroleum products from ships and barges into approximately 10,000,000 gallons of available storage. Regional also receives product from a rail spur which is capable of receiving 14 rail cars at any one time for transloading of chemical and petroleum liquids for delivery throughout the mid-Atlantic region. Regional utilizes its fleet of 32 tractors and 50 trailers to distribute the various products it receives as well as to perform direct hauling operations on behalf of its customers. During the year ended October 29, 2006, Regional changed its fiscal year to end on the last Sunday in October. See Note C.
NOTE B — COMMITMENTS AND CONTINGENCIES
Legal Proceedings
November 2004 Traffic Accident
On November 3, 2004, there was an accident between a Regional truck driver and another motorist who allegedly sustained injuries as a result of the accident. The other motorist filed suit against Regional. The case is styled as Nolte v. Regional Enterprises, Inc. and is pending in the United States District Court for the District of Maryland (Case No. 07 CV 0478 PJM). Management does not anticipate settlement or recovery in excess of insurance coverage.
July 2005 Nitric Acid Release
On July 25, 2005, an equipment failure during the loading of nitric acid from a railcar to a tanker truck resulted in a release of nitric acid and injury to an employee of Regional. Cleanup costs totaled approximately $380,000 in 2005 and were covered entirely by reimbursement from Regional’s insurance carrier. Several lawsuits against Regional were filed by property owners in the area. All of these suits were settled for an aggregate amount of $115,000, which was within insurance coverage limits.
The Virginia Department of Labor and Industry, Occupational Safety and Health Compliance (VOSH) issued a citation against Regional on October 7, 2005 seeking a fine of $4,500. Regional requested withdrawal of the citation. The amount of the fine is not covered by insurance. On June 18, 2007, the Commissioner of Labor and Industry filed suit against Regional in the Circuit Court for the City of Hopewell for collection of the unpaid fine.
November 2005 Worker Fatality
On November 27, 2005 an employee of Regional died following inhalation of turpentine vapors. Under Virginia law, recovery by the deceased employee’s estate was limited to a workers compensation claim, which was closed on April 20, 2007 for the amount of $11,000. VOSH issued a citation against Regional on May 24, 2006 seeking a fine of $28,000. Regional requested withdrawal of the citation. The amount of the fine is not covered by insurance. On June 18, 2007, the Commissioner of Labor and Industry filed suit against Regional in the Circuit Court for the City of Hopewell for collection of the unpaid fine.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
NOTE B — COMMITMENTS AND CONTINGENCIES — Continued
Legal Proceedings — Continued
November 2005 Worker Fatality — Continued
In the ordinary course of business, Regional is involved with other proceedings, lawsuits and claims. Management believes that liability, if any, ultimately resulting from any of these proceedings, lawsuits and claims will not have a material effect on Regional’s financial statements.
Leases
Norfolk Southern Leases
On January 1, 2003, Regional Enterprizes, Inc. (as lessee) entered into a lease agreement with Norfolk Southern Railway Company (as lessor) for approximately 3.1 acres of land which is utilized in connection with Regional’s existing operations at Regional’s facilities in Hopewell, Virginia. The lease includes the right to maintain existing warehouses, storage tanks for handling petroleum and chemical products, and necessary appurtenances. The lease term was January 1, 2003 through December 31, 2005. The lease has not been renewed and may be terminated by either party upon 30 days’ written notice. Rent is $1,500 per month subject to adjustment based on inflation.
On August 21, 2003, Regional Enterprizes, Inc. (as lessee) entered into a siding lease agreement with Norfolk Southern Railway Company (as lessor) for approximately 750 feet of railroad sidings on land which is utilized in connection with Regional’s existing operations at Regional’s facilities in Hopewell, Virginia. The sidings may be used for handling various chemical products. The siding lease began on August 21, 2003 and continues until terminated by either party with 30 days’ written notice. Rent is $4,875 per year, payable in advance.
As replacement of the foregoing leases, Regional is currently negotiating with Norfolk Southern the purchase of approximately 3.5 acres of land and the lease of approximately 1.9 acres of land on a long-term basis. On June 1, 2007, Regional executed a letter of intent from Norfolk Southern dated May 29, 2007 and is awaiting definitive documents from Norfolk Southern in order to complete the purchase and lease transactions.
Other
Regional has several leases for parking and other facilities which are short term in nature and can be terminated by the lessors or Regional upon giving sixty days notice of cancellation.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
NOTE B — COMMITMENTS AND CONTINGENCIES — Continued
Customer Contracts
Asphalt Agreement
On November 30, 2000, Regional entered into a Storage and Product Handling Agreement with a customer with an effective date of December 1, 2000 (Asphalt Agreement). The Asphalt Agreement provides for the pricing, terms and conditions under which the customer will purchase terminal services and facility usage from Regional for the storage and handling of the customer’s asphalt products. The Asphalt Agreement was amended on October 15, 2002 with an effective date of December 1, 2002 (Amended Asphalt Agreement). The term of the Amended Asphalt Agreement is five years with an option by the customer for an additional five-year renewal term, which the customer exercised in July 2007. After the additional five-year term, the Amended Asphalt Agreement renews automatically for successive one-year terms unless terminated upon 120 days advance written notice by either party. The annual fee payable to Regional for the initial five-year term of the Amended Asphalt Agreement is approximately $500,000, payable in equal monthly installments, subject to adjustments for inflation and certain facility improvements. In exchange for the annual fee, Regional agrees to provide minimum annual throughput of 610,000 net barrels per contract year, with additional volume to be paid on a per barrel basis. During the term of the amended Asphalt Agreement, Regional agrees to provide three storage tanks and certain related equipment to the customer on an exclusive basis as well as access to Regional’s barge docking facility.
Fuel Oil Agreement
On November 16, 1998, Regional entered into a Terminal Agreement with a customer with an effective date of November 1, 1998, as amended on April 5, 2001, October 11, 2001 and August 1, 2003 (Fuel Oil Agreement). The Fuel Oil Agreement provides for the pricing, terms and conditions under which Regional will provide terminal facilities and services to the customers for the delivery of fuel oil. The agreement renews automatically for successive one-year terms unless terminated upon 365 days advance written notice by either party. Pursuant to the agreement, as amended, Regional agrees to provide three storage tanks, certain related pipelines and equipment, and at least two tractor tankers to the customer on an exclusive basis, as well as access to Regional’s barge docking facility. In exchange for use of Regional’s facilities and services, the customer pays an annual tank rental amount of approximately $300,000 plus a product transportation fee calculated on a per gallon basis, each subject to annual adjustment for inflation. Regional agrees to deliver a minimum daily quantity of fuel oil on behalf of the customer.
Concentrations of Credit Risk
Financial instruments that potentially subject Regional to credit risk include cash balances at banks which at times exceed the federal deposit insurance.

REGIONAL ENTERPRIZES, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
NOTE C — SUBSEQUENT EVENT
On July 27, 2007, Rio Vista Energy Partners L.P. (Rio Vista) entered into an Agreement and Plan of Merger (Merger Agreement) with Regional Enterprises, Inc. (New Regional), Regional, the shareholders of Regional and W. Gary Farrar, Jr. The Merger Agreement provided for Rio Vista to acquire the business of Regional by means of a merger of Regional into New Regional, a newly-formed, wholly-owned subsidiary of Rio Vista. The transactions contemplated by the Merger Agreement were completed on July 27, 2007. The total consideration pursuant to the Merger Agreement was $9,000,000, of which Rio Vista paid $8,000,000 in cash, less certain working capital and other adjustments and subject to certain amounts held in escrow, with the remaining $1,000,000 to be paid in four equal semiannual installments beginning six months from the date of the Regional Acquisition. Under the terms of the Merger Agreement, Rio Vista is entitled to net working capital of Regional of $500,000 (subject to adjustments) in excess of assumed liabilities. Under the terms of the Merger Agreement, a total of $1,500,000 was placed into escrow to secure certain indemnification obligations of the former shareholders of Regional. Rio Vista funded the Regional Acquisition through a loan of $5,000,000 (RZB Loan) from RZB Finance LLC (RZB) and the remaining amounts due at closing were paid from available working capital.
In connection with the above transaction, Rio Vista entered into a loan agreement (the Loan Agreement) with RZB dated July 26, 2007. The principal amount of the RZB Loan is $5,000,000, due on demand, with a one-year maturity. The RZB Loan carries a variable annual rate of interest equal to the higher of (a) the rate of interest established from time to time by JPMorgan Chase Bank, N.A. as its “base rate” or its “prime rate,” or (b) the weighted average overnight funds rate of the Federal Reserve System plus 0.50%, in each case plus a margin of 4.75%. In connection with the RZB Loan, New Regional granted to RZB a security interest in all of New Regional’s assets, including a deed of trust on real property owned by New Regional, and Rio Vista delivered to RZB a pledge of the outstanding capital stock of New Regional. On July 26, 2007, as a further condition of the Loan Agreement, Penn Octane Corporation (Penn Octane), whose subsidiary is the general partner of Rio Vista, also entered into a Guaranty & Agreement (Guaranty) with RZB. Pursuant to the Guaranty, Penn Octane agreed to guaranty all of the indebtedness, liabilities and obligations of Rio Vista to RZB under the Loan Agreement and otherwise. The RZB Loan is also guaranteed by New Regional and a Rio Vista subsidiary.
In addition, in connection with the above transactions, Regional also entered into a one-year employment contract with an executive of Regional which provides for an annual salary of $210,000 plus commissions based on future revenues of Regional. The agreement may be terminated by Regional at any time, provided however, that if the agreement is canceled within one year of commencement date, the employee will be entitled to receive the remaining unpaid portion of his first year’s annual salary. In connection with the agreement, Rio Vista agreed to grant to the employee options to purchase 25,000 common units of Rio Vista. The options vest over a two year period.